Exhibit 10.2

Form of Framework Agreement

Party A: Shanghai Neotv Cultural Communication Co., Ltd.

Address: Room 302, No.658, Lingshi Road, Jing’an District, Shanghai

Party B: [*****]

Address: [*****]

Based on the principle of mutual development, mutual benefit and voluntary negotiation, Party A and Party B agree on the following framework agreement (hereinafter referred to as “the Agreement”) regarding Party A’s entrustment of Party B to provide performance services and other related matters as confirmed by both parties.

I. General Provisions

1.1 The purpose of the Agreement is to define the definition and requirements of the services and products provided by Party B to Party A based on the Agreement and the series of contracts to ensure that Party B provides the performance services, designs, Party A’s customized objects, products and other service deliverables (hereinafter referred to as “the Work Products”) in strict accordance with the requirements of the Agreement and the series of contracts. The detailed specifications of Party A for the Services and the Work Products will be provided to Party B through Party A’s procurement system or as otherwise confirmed in writing by both parties, subject to the final order.

1.2 The series of contracts under the Agreement confirmed by both parties shall comply with the provisions of the Agreement and Party B shall not refuse to perform the corresponding obligations.

1.3 The execution of the Agreement does not imply that Party A undertakes to necessarily sign the statement of work and place the corresponding order to Party B. At the same time, the execution of the Agreement does not mean that Party A makes any exclusive commitment to Party B in any sense, and Party A still has the right to obtain the services of the series of contracts under the Agreement from any third party or carry out relevant cooperation with third parties.

1.4 The terms and conditions in any document submitted or delivered to Party A by Party B shall not affect the validity of the Agreement and the series of contracts hereunder and shall not violate the terms of the Agreement and the series of contracts hereunder.

II. The Rights and Obligations of Party A and Party B

2.1 Rights of Party A

(1) Party A has the right to make clear requirements on the progress of Party B’s services and delivery, and the quality of Work Products, and assign authorized representatives to liaise with Party B during the implementation of the project, handle matters related to the project, check and supervise the process of services and delivery provided by Party B, including but not limited to the progress of the project, quality monitoring, deadline correction of errors/omissions in the release, achievement of effect indicators, review of various work reports provided by Party B, etc. Party B shall strictly comply with the requirements.

(2) Party A shall have the right to propose amendments and suggestions after receiving the planning ideas, plans, designs, samples and other written documents or physical objects submitted by Party B. Party B shall make amendments and adjustments accordingly until Party A confirms in writing.

(3) Party A shall have the right to evaluate Party B on a regular basis, and if Party B’s evaluation result is unqualified, Party A shall have the right to unilaterally terminate the Agreement and the series of contracts hereunder and reserve the right to claim compensation from Party B.

(4) Party A shall have the right to review and accept the Work Products required to be submitted by Party B in the series of contracts under the Agreement. If the Work Products provided by Party B do not meet Party A’s requirements, Party A shall have the right to require Party B to revise, re-produce or take remedial measures within the time specified by Party A. Any resulting loss caused to Party A shall be borne by Party B and Party A may deduct it directly from the service fees which should be paid to Party B as stipulated in the series of contracts under the Agreement.

(5) If any expenses or costs other than those agreed upon by both parties occur, which are implemented by Party B without giving notice to Party A in advance and obtaining written confirmation from Party A, Party A shall have the right not to assume any liability.

2.2 Obligations of Party A

(1) Party A shall provide Party B with the necessary materials, information, acceptance requirements, etc. required by Party B to complete the project.

(2) After Party B has completed the services required by Party A or delivered the Work Products that meet Party A’s requirements, the person designated by Party A shall confirm in writing.

(3) On the condition that Party B completes the relevant services and delivers the corresponding Work Products in strict accordance with the requirements of the series of contracts under the Agreement and the acceptance is completed, Party A shall pay the service fees to Party B on time in accordance with the provisions of the series of contracts under the Agreement.

2.3 Rights of Party B

(1) Party B shall have the right to organize and carry out the work on its own, but shall conform to the Agreement and the series of contracts hereunder and shall not change the established objectives and work requirements made by Party A.

(2) Party B shall have the right to receive the service fees as agreed on the condition that the relevant services are completed on time and in accordance with Party A’s requirements and the corresponding Work Products are delivered and accepted.

2.4 Obligations of Party B

(1) Party B shall take the initiative to ask Party A for the relevant information required for the service project and provide the services as requested by Party A. Party B shall inform Party A of the work and project execution process in a timely manner, take the initiative to communicate regularly, deliver the Work Products and provide work reports as required by the Agreement and the orders.

(2) For any materials and information provided by Party A to Party B for the completion of the project (hereinafter referred to as “Party A’s Information”), Party B shall not use Party A’s Information by itself or authorize a third party to use Party A’s Information in any way or disclose any Party A’s Information to any third party except as necessary to perform the corresponding obligations under the Agreement and the series of contracts.

(3) Party B shall complete the project entrusted by Party A independently and shall not infringe the legitimate rights (including but not limited to intellectual property rights) of any third party. When Party B needs to use the documents or materials that a third party has the right to use to fulfill its contractual obligations, Party B shall be responsible for obtaining authorization from the obligee and shall not affect the performance of contractual obligations, and the relevant costs incurred shall be borne by Party B. Party B shall provide Party A with written proof that Party B has obtained the said authorization within three days after obtaining the authorization from the obligee. In case of disputes, all responsibilities, processing costs and losses of Party A shall be borne by Party B, and Party B shall be responsible for handling such disputes.

III. Confirmation and Execution of Services

3.1 Party B shall complete the service projects entrusted by Party A on time, with high quality and quantity. If Party B is unable to complete the service project in accordance with the work schedule or relevant requirements for reasons not attributable to Party A, in addition to Party A having the right to withhold all expenses incurred to Party B, Party B shall pay liquidated damages to Party A in accordance with the agreed terms of the Agreement and the series of contracts hereunder. If the liquidated damages are insufficient to cover Party A’s losses, Party B shall continue to be liable for compensation.

3.2 Party A’s specific requirements are clarified through electronic orders in Party A’s procurement system or by mail or other written confirmation from both parties. The confirmation of matters involving the cooperation relationship of the parties, and the confirmation of matters during the cooperation process that not involving specific demands of Party A shall be conducted through the contact channels of Party A and Party B.

IV. Acceptance of the Service Project

4.1 The acceptance criteria for the services are specified through the specifications or attached documents in the series of contracts under the Agreement. If both parties have other special agreements on the acceptance criteria related to certain services, the criteria shall be subject to the written confirmed result of both parties.

4.2 In the process of acceptance, if Party B fails to deliver to Party A within the agreed time period the Work Products that meets the requirements of the Agreement and pass Party A’s acceptance in a timely manner, the deliverable may be deemed to be unacceptable. And Party A shall have the right to reject the Work Products, terminate the corresponding order, and refuse to pay the agreed fees for the order, and Party B shall compensate Party A for the loss.

V. Fees and Settlement

5.1 During the term of the Agreement, Party B shall provide services to Party A in accordance with the provisions of the series of contracts under the Agreement, and Party A shall pay Party B the corresponding service fees. Such service fees include all costs required by Party B to perform the services as defined in the series of contracts under the Agreement, including but not limited to all costs such as project creative fees, planning fees, production fees, channel fees, equipment and material fees, software usage fees, transportation and storage fees, insurance fees, manpower fees and taxes and dues. Unless otherwise agreed by Party A in writing, Party B shall not claim any other costs from Party A.

5.2 The method and period of payment of service fees by Party A to Party B: the settlement should be subject to orders; the specific amount shall be subject to the order amount and the specific settlement period shall be subject to the order period.

5.3 Orders shall be used as the basis for settlement, the services and the Work Products recorded therein must all be delivered to Party A and passed Party A’s acceptance within the current period, otherwise they shall not be used as the basis for settlement in the current period. Party A will provide the basic information for the invoice in the specific order issued to Party B.

5.4 Party B shall issue a true and valid special VAT invoice in full amount in accordance with the settlement amount confirmed by Party A and Party B in writing within 3 business days after all services and the Work Products have passed Party A’s acceptance confirmation. Party A shall transfer the relevant fees to Party B’s designated account within 45 natural days after Party A receives the qualified invoice (the last payment date will be postponed to the next business day if it falls on a holiday). If Party B does not provide invoices or provides unqualified invoices or does not provide invoices in a timely manner, Party A shall have the right not to pay or delay payment accordingly, but Party B shall still perform its obligations in accordance with the requirements of the statement of work and/or the orders under the Agreement.

5.5 The invoice issued by Party B shall state all corresponding taxes (if any) levied by the tax authorities to be paid by Party A, and any applicable taxes shall be correctly calculated by Party B while issuing the invoice.

5.6 Payment shall be made by transfer, and Party B shall notify Party A in writing at least fifteen (15) business days in advance of any change in the information of the bank account designated by Party B.

5.7 The payment amount includes taxes and each party shall be responsible for paying taxes payable by it in accordance with applicable laws. If, in accordance with the laws of the People’s Republic of China, Party A is legally responsible for withholding and remitting any taxes and fees from the payment to Party B; Party B authorizes Party A to withhold and remit relevant taxes to the relevant tax authorities in accordance with the applicable tax laws and regulations, and Party A shall inform Party B in advance.

5.8 Party A shall be entitled to deduct the liquidated damages, compensation which should be borne by Party B and all losses suffered and all costs paid by Party A as a result of Party B’s breach of contract while making payment in accordance with this clause.

VI. Liability for Breach of Contract

6.1 If either party fails to perform the obligations of the Agreement and the series of contracts or if the performance of the obligations of the Agreement and the series of contracts does not conform to the provisions of the Agreement and the series of contracts, it shall be regarded as a breach of contract. The non-breaching party may send a written notice to the breaching party to require the latter to perform its obligations under the Agreement and the series of contracts, and the breaching party shall take remedial measures within ten business days from the date on which notice is sent. If no measures are taken during such period, the non-breaching party shall have the right to require the breaching party to continue to perform its obligations under the Agreement and the series of contracts or to terminate the Agreement and the series of contracts. Regardless of which method the non-breaching party takes, it may demand the breaching party to indemnify it for the losses it suffers thereby.

6.2 If either Party A or Party B causes the other party to be prosecuted by a third party, the breaching party shall compensate for the losses caused to the non-breaching party as a result.

6.3 If the progress of Party B’s services is delayed due to reasons attributable to Party A, Party B shall not be liable for any breach of contract caused by the delay in progress.

6.4 Except for force majeure, if Party B cannot complete the services or deliver the Work Products and pass the acceptance according to the agreed time due to reasons not attributable to Party A, Party B shall pay Party A late liquidated damages for each date of delay at the rate of 5‰ of the total amount of the service item or the corresponding order (whichever is higher). If the liquidated damages are not sufficient to cover Party A’s loss, Party B shall continue to bear the liability for the excess liquidated damages and compensation. The payment of liquidated damages and compensation shall not relieve Party B of its responsibility and obligation to perform the Agreement and the series of contracts, and Party A shall have the right to complete the services agreed upon in the Agreement and the series of contracts by itself or entrust a third party, and all costs arising therefrom shall be borne by Party B.

6.5 If an element of the Work Products delivered by Party B (including but not limited to ideas, planning texts, text contents, art images, etc.) constitutes an infringement of the intellectual property rights and other legitimate rights and interests of third parties or violate the laws and regulations, Party B shall bear all costs paid by Party A for such infringement (including but not limited to compensation costs, litigation costs, attorney fees, notary fees, appraisal fees, etc.). Regardless of whether Party A has confirmed acceptance of the Work Products delivered by Party B at that time, Party A shall have the right to terminate the Agreement and the corresponding series of contracts and require Party B to refund all payments made by Party A in respect of such order. Meanwhile, Party B shall pay Party A 50% of the total production cost of all orders within 12 months prior to the date of the infringement under the Agreement as liquidated damages.

6.6 If Party B breaches the confidentiality obligations in the Agreement and the series of contracts, Party B shall bear all costs (including but not limited to compensation costs, litigation costs, attorney’s fees, notary fees, appraisal fees, etc.) paid by Party A as a result of such infringement. Regardless of whether Party A has confirmed acceptance of the Work Products delivered by Party B at that time, Party A shall have the right to terminate the Agreement and the corresponding series of contracts and require Party B to refund all payments made by Party A in respect of such order, and Party B shall pay Party A 100% of the total production cost of all orders within 12 months prior to the date of the infringement under the Agreement as liquidated damages.

6.7 If Party B breaches clause 2.4(13) of the Agreement, regardless of whether Party A has confirmed acceptance of the Work Products delivered by Party B, Party A shall have the right to terminate the Agreement and the corresponding series of contracts and require Party B to refund all payments made by Party A in respect of such order, and Party B shall pay Party A 100% of the total production costs of all orders within the 12 months prior to the date of the infringement under the Agreement as liquidated damages.

VII. Force Majeure Clause

7.1 If a party cannot perform or cannot fully perform the Agreement and the series of contracts hereunder due to force majeure that cannot be foreseen, avoided and overcome, and the affected party immediately notifies the other party in writing of such force majeure event and provides within 15 natural days from the date of occurrence of force majeure a document issued by the relevant government department or notary public, it shall not be deemed to be in default and shall not bear relevant liabilities. Force majeure events include but are not limited to: (1) earthquake, lightning strike, flood, rainstorm, typhoon, mudslide, fire; (2) military action, act of public enemy, terrorist activity, riot, policy change, etc. In the event that the performance of the Agreement and the series of contracts hereunder is prevented by force majeure for more than thirty business days, either party shall have the right to terminate the Agreement.

7.2 The occurrence of force majeure after a party’s delay in the performance of its obligations under the Agreement and the series of contracts hereunder shall not exempt it from liability.

VIII. Term of the Agreement

8.1 The term of the Agreement is five years, from January 1, 2021 to December 31, 2024. The execution date of the specific project is subject to the date agreed upon in the relevant order confirmed by Party A.

8.2 The term of the Agreement shall take effect after the official seal or special contract seal is affixed by Party A and Party B.

8.3 After the expiration of the Agreement, if Party A does not issue a written termination letter to Party B upon the expiration of the Agreement, the Agreement shall be automatically extended for one year. If the Agreement is extended, Party B shall perform the services under the Agreement within the extended period in accordance with the provisions of the Agreement and the series of contracts hereunder.

8.4 The Agreement is executed in duplicate with each party holding one copy. And all of which shall have the same legal effect. The Agreement shall remain valid until termination.

8.5 The work assignments or orders issued by Party A before the termination of the Agreement shall remain valid for both parties and Party B shall perform in accordance with the provisions of the Agreement and the series of contracts hereunder until the relevant work assignments or orders are fulfilled.

8.6 During the term of the Agreement, Party A may cancel or terminate the Agreement and/or the series of contracts hereunder at any time by written notice, and Party A shall not be liable except for the payment of the service fees corresponding to the services or the Work Products completed by Party B in accordance with the requirements. Upon receipt of Party B’s notice of cancellation or termination of the Agreement or the series of contracts under the Agreement and/or the Agreement, Party B shall immediately stop the corresponding services, otherwise, Party A shall have the right to refuse to pay all costs incurred by Party B after its receipt of the notice.

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Party A (Seal): Shanghai Neotv Cultural Communication Co., Ltd.

Authorized Representative (Signature):

Date:

Party B (Seal): [*****]

Authorized Representative (Signature):

Date: